EXHIBIT 99.1

                            GRANT PARK FUTURES FUND

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               WEEKLY COMMENTARY FOR THE WEEK ENDED AUGUST 6, 2004


The Portfolio gained ground in a number of sectors over the past week. Positions in the financials, stock indices and energies enjoyed the biggest returns. Losses were recorded from positions in the grains and soft commodities. B Class units in the Grant Park Fund gained an estimated 2.75% for the first week of August, leaving them down an estimated 15.67% year-to-date.

Long positions in the financial sector registered solid gains as prices for fixed income instruments soared in response to a U.S. employment report that came in far below analyst's expectations. The Labor Department announced on Friday that payrolls rose a meager 32,000 during the month of July, far below the 240,000 new jobs that economists had forecasted. The release marked the smallest gain in payrolls since December of last year. The report also reduced its job growth numbers for May and June by a combined 61,000 and gave further evidence that the economic expansion has slowed considerably. Prices for Thirty-year bonds, Ten-year notes and Five-year notes on the Chicago Board of Trade rallied amid heavy buying as investors reasoned that the news might dampen any plans the Federal Reserve had in regards to additional rate hikes in short-term interest rates. The yield on the Ten-year note fell to 4.23%, its lowest level since the middle of April. Long positions overseas also made gains as prices for Australian bank bills, British gilts and short sterling ended the week on a strong note.

The weaker-than-expected jobs report benefited short positions in the stock indices as already weak share prices plummeted on the news. The NASDAQ lost 2.5% on heavy volume after the employment data was released and was 5.9% lower for the week. Weakness in internet and microchip stocks contributed to the sell-off earlier in the week. The S&P lost 3.4% by the end of the session as poor reports from the retail sector softened the market in the run-up to the jobs report. Short positions overseas also made up ground as the Tokyo Nikkei, the Hang Seng in Hong Kong and the FTSE in London all finished the week lower.

Long positions in the crude oil market were profitable as prices stayed near record highs throughout much of the week. The contract posted a new high of $44.77 per barrel during the session before settling the week 15 cents higher at $43.95. Analysts said that prices remain high as a result of the ongoing concern over terror attacks coupled with uncertainty regarding the fate of Russian oil giant Yukos, which continues to fight a 3.5 billion dollar tax bill in the Russian courts. The sell-off at week's end came on the news that a Russian judge had found that the government had illegally seized some of the company's assets. Longs in heating oil were also profitable as that contract made small gains. Short positions in the natural gas market gained ground as prices there fell 52 cents per British thermal unit. Longs in the unleaded gasoline netted losses as prices fell a little more than 7 cents per gallon on the week.


              ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
                 FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK
                      AND IS NOT SUITABLE FOR ALL INVESTORS
           THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE,
                           OFFERING BY PROSPECTUS ONLY

                                                  (312) 756-4450 o(800)217-7955
                                                           o FAX (312) 756-4452
Dearborn Capital Management, LLC            Performance Hotline: (866) 516-1574
550 West Jackson Blvd, Suite 1300,             website: www.dearborncapital.com
Chicago, IL 60661                             e-mail: funds@dearborncapital.com


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Short positions in the agricultural sector experienced losses as prices for grain products traded higher on what analysts described as short covering following the recent sell-off that was so heavily influenced by the near-perfect growing conditions across the Midwest. September corn on the CBOT gained 8.50 cents by the end of the week. Bean oil for September delivery rose 0.82 cents to settle at 22.47 cents per pound.

Lastly, long positions in the soft commodity sector experienced losses. Prices for cocoa in New York fell $35 per ton to settle at $1610 while sugar prices were 0.07 cents weaker by week's end.












              ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
                 FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK
                      AND IS NOT SUITABLE FOR ALL INVESTORS
           THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE,
                           OFFERING BY PROSPECTUS ONLY

                                                  (312) 756-4450 o(800)217-7955
                                                           o FAX (312) 756-4452
Dearborn Capital Management, LLC            Performance Hotline: (866) 516-1574
550 West Jackson Blvd, Suite 1300,             website: www.dearborncapital.com
Chicago, IL 60661                             e-mail: funds@dearborncapital.com